                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (Amendment No.___)

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[_]  Preliminary Information Statement

[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))

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                           Allmerica Investment Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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                           ALLMERICA INVESTMENT TRUST
                               SELECT GROWTH FUND
                               440 LINCOLN STREET
                               WORCESTER, MA 01653

                              INFORMATION STATEMENT

     On February 12, 2004, the Board of Trustees of Allmerica Investment Trust (the "Trust") approved (1) a sub-advisory agreement (the "New Sub-Adviser Agreement"), attached as an Appendix, for the Select Growth Fund series (the "Fund") of the Trust between Allmerica Financial Investment Management Services, Inc. ("AFIMS"), the Trust's investment manager, and GE Asset Management Incorporated ("GEAM"), which became effective April 30, 2004, and (2) new principal investment strategies for the portion of the Fund managed by GEAM. To pursue its investment objective, the Fund uses a multi-manager approach whereby two Sub-Advisers, Jennison Associates LLC ("Jennison") and GEAM, will manage their own portions of the Fund's assets. The New Sub-Adviser Agreement is the same in all substantive respects to the previous Sub-Adviser Agreement (the "Previous Sub-Adviser Agreement"), dated August 5, 2003, in effect between AFIMS and Putnam Investment Management, LLC ("Putnam"), except that, based on the Fund's asset levels as of January 1, 2004, the sub-advisory fees that AFIMS will pay GEAM under the New Sub-Adviser Agreement are lower than the sub-advisory fee paid under the Previous Sub-Adviser Agreement and the effective date and termination dates of the sub-adviser agreements are different. AFIMS will pay Jennison's and GEAM's sub-adviser fees. AFIMS has voluntarily agreed to reduce its management fee paid by the Fund by an amount that coincides with the benefit it receives from the lower sub-adviser fee it is required to pay GEAM under the New Sub-Adviser Agreement.

     AFIMS manages the business affairs of the Fund pursuant to a management agreement (the "Management Agreement") dated April 16, 1998 between the Trust and AFIMS. The Management Agreement provides that, subject to the requirements of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations thereunder, AFIMS at its expense may select and contract with a sub-adviser or sub-advisers (each a "Sub-Adviser") to manage the investments of one or more of the Funds in the Trust. AFIMS has selected Jennison and GEAM to manage the investments of the Fund and such selection was approved by the Board of Trustees of the Trust most recently at its May 13, 2004 meeting with respect to Jennison and at its February 12, 2004 meeting with respect to GEAM. Each of Jennison and GEAM initially will manage approximately one-half of the Fund's assets. Thereafter, AFIMS will allocate the Fund's assets between the two Sub-Advisers on a basis determined to be in the best interests of the Fund's shareholders.

     Under an order received from the U.S. Securities and Exchange Commission, the Trust, on behalf of the Fund, and AFIMS are permitted to enter into and amend sub-advisory agreements without receiving shareholder approval. The Trustees of the Trust must approve such sub-advisory agreements, and the Fund must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser or the retention of a sub-adviser whose ownership has changed significantly. This Information Statement is being supplied to shareholders to fulfill such information requirement and is being mailed on or about May 31, 2004.

 NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

     Background: Prior to the appointment of GEAM as a Sub-Adviser of the Fund, Putnam and Jennison served as co-Sub-Advisers of the Fund. AFIMS and CRA RogersCasey, Inc. ("CRA RogersCasey), a consultant retained by AFIMS to assist it in evaluating the performance of the sub-advisers of the Trust, recommended that the Trustees of the Fund terminate the Previous Sub-Adviser Agreement with Putnam and enter into the New Sub-Adviser Agreement with GEAM. The decision to replace Putnam with GEAM as a Sub-Adviser of the Fund was based primarily on Putnam's underperformance in managing its allocated portion of the Fund's assets and certain personnel changes to the management team assigned by Putnam to manage the Fund.

     In the course of the selection process, AFIMS and CRA RogersCasey reviewed performance and background criteria relating to a number of investment advisory firms, as well as written proposals and in-person presentations by several investment advisory firms. They considered, among other things, the nature and quality of the services to be provided by each sub-adviser candidate, comparative data as to each sub-adviser candidate's investment performance, the experience and financial condition of the sub-adviser candidate and its affiliates, the level of sub-advisory fees to be paid compared to industry averages, the sub-adviser candidate's commitment to mutual fund advisory activities and the quality of the sub-adviser candidate's proposal generally. As a part of the review process, AFIMS and CRA RogersCasey met with the Investment Operations Committee/1/ (the "Committee") of the Board of Trustees and discussed with the Committee the proposed selection of GEAM as a new Sub-Adviser for the Fund. The Committee recommended to the full Board of Trustees approval of GEAM as a new Sub-Adviser of the Fund. Upon completion of the review process, which included discussion of the matter at the Trustees' committee and board meetings on February 11, 2004 and February 12, 2004, the Trustees voted unanimously, with the Trustees who are not "interested persons" (as such term is defined in the 1940 Act) of the Trust, AFIMS, the Sub-Advisers or their affiliates voting separately after conferring with their independent counsel, to terminate the Previous Sub-Adviser Agreement as of the close of business on April 29, 2004 and to appoint GEAM as a new Sub-Adviser to the Fund effective April 30, 2004 pursuant to the New Sub-Adviser Agreement. In evaluating the proposal, the Trustees considered generally the same factors considered by AFIMS and CRA RogersCasey. The Trustees' decision to terminate the Previous Sub-Adviser Agreement was based primarily on Putnam's underperformance in managing its allocated portion of the Fund's assets and certain personnel changes to the management team assigned by Putnam to manage the Fund. The Trustees gave substantial consideration to the underperformance of the Fund relative to its benchmark and peer group for the one- and three-year periods ending December 31, 2003. The Trustees also considered the turnover of Putnam's Large-Cap Growth and Specialty Growth teams, the management teams responsible for the day-to-day management of Putnam's portion of the Fund. The Trustees viewed such turnover as detrimental to the consistency in management and long-term performance of the Fund.

     At the February 12, 2004 meeting, the Trustees were provided with financial and other information about GEAM. At the meeting, they were also provided with performance information relating to GEAM and information about its investment style and current personnel. In the course of their deliberations, the Trustees received information concerning the investment philosophy and investment process applied by GEAM, as well as its research capabilities. The Trustees considered information relating to the investment performance of GEAM over various periods, including one-, three- and five-year year periods. The Trustees gave substantial consideration to how GEAM's investment style would complement Jennison's investment style. The Trustees also gave significant consideration to the quality and stability of GEAM's investment management team. The Trustees considered the terms of the New Sub-Adviser Agreement and the fact that it was substantially the same as the Previous Sub-Adviser Agreement with Putnam. The Trustees also considered the amount of advisory fees that would be paid by the Fund to AFIMS. The Trustees concluded that entering into the New Sub-Adviser Agreement was in the best interests of the Fund and its shareholders.

                           INFORMATION REGARDING GEAM

     GEAM, a wholly-owned subsidiary of General Electric Company, is located at 3001 Summer Street, P.O. Box 7900, Stamford, CT 06904. As of March 31, 2004, GEAM had approximately $185 billion in assets under management. David B. Carlson, a Director and Executive Vice President of GEAM, is portfolio manager for the portion of the Fund managed by GEAM. He oversees a team of professionals who manage U.S. equity investments for GEAM. Mr. Carlson joined GEAM in 1982 as a securities analyst for investment operations and became a vice president for mutual fund portfolios in 1987, senior vice president in 1989 and executive vice president in 2003.

     All information about GEAM in this Information Statement has been provided by GEAM.

Parent Company of GE Asset Management Incorporated

     General Electric Company, 3135 Easton Turnpike, Fairfield, CT 06828-0001, is 100% owner of GEAM.

Principal Executive Officers and Directors of GEAM

     The table below lists the individuals who serve as principal executive officers and directors of GEAM. The address for GEAM's personnel is 3001 Summer Street, P.O. Box 7900, Stamford, CT 06904.

           Name                                Principal Occupation
           ----                                --------------------

           David B. Carlson                    EVP-Domestic Equities
           Michael Cosgrove                    EVP-Chief Commercial Officer
           Ralph Layman                        EVP-International Equities
           Alan Lewis                          EVP-General Counsel
           Robert MacDougall                   EVP-Fixed Income
           John Myers                          Chief Executive Officer
           Donald Torey                        EVP-Alternative Investments
           John Walker                         EVP-Chief Financial Officer
           Kathryn Karlic                      EVP-Fixed Income

_________
/1/ The Investment Operations Committee is composed of three Trustees who are not "interested persons" (as such term is defined in the 1940 Act) of the Trust, AFIMS or the Sub-Adviser or their affiliates and two Trustees who are "interested persons." The Committee monitors investment adviser performance and analyzes fund data.

     No arrangements or understandings made in connection with the New Sub-Adviser Agreement exist between AFIMS and GEAM with respect to the composition of the Board of Directors of GEAM or the Board of Trustees of the Trust or with respect to the selection or appointment of any person to any office with any of them.

Other Funds Managed by GEAM

     GEAM serves as adviser or sub-adviser to other mutual funds with similar investment objectives as the Select Growth Fund. Information about these funds appears in the following table, which shows investment advisory fees but not other fund expenses. GEAM has not waived, reduced or otherwise agreed to reduce its compensation from these funds under the applicable contracts.

                                                                    Approximate
                                                                    Assets as of
Fund                     Portfolio            Objective             May 1, 2004           Fees
----                     ---------            ---------             -----------           ----
GE Funds                 GE Premier Growth    Long term growth      $601 million          0.60%
                         Equity Fund          of capital and
                                              future income
                                              rather than current
                                              income.


GE Institutional Funds   Premier Growth       Long term growth      $342 million       First $25million 0.55%
                         Equity Fund          of capital and                           Next $25million: 0.45%
                                              future income.                           Over $50 million: 0.35%

Description of the Previous Sub-Adviser Agreement and the New Sub-Adviser Agreement

     The Fund began operations on August 21, 1992. The Previous Sub-Adviser Agreement was last submitted and approved by the shareholders of the Fund at a Special Shareholder Meeting on September 18, 1996 for the purpose of approving a new Sub-Adviser Agreement with Putnam. The Previous Sub-Adviser Agreement was last approved by the Trustees, including the Trustees who are not "interested persons" of the Trust, AFIMS, the Sub-Advisers, or their affiliates at a meeting of the Board of Trustees on May 15, 2003. Except for different effective and termination dates and the sub-advisory fee schedule, the terms of the New Sub-Adviser Agreement are similar in all substantive respects to the terms of the Previous Sub-Adviser Agreement.

     For its services provided under the Previous Sub-Adviser Agreement, Putnam was paid by AFIMS a fee computed daily and paid quarterly at an annual rate based on Putnam's portion of the average daily net assets of the Fund as set forth below:

Sub-Advisory Fees under the Previous Sub-Adviser Agreement

               Net Assets                                     Rate
               ----------                                     ----

               First $50 Million ..........................   0.50%
               Next $100 Million ..........................   0.45%
               Next $100 Million ..........................   0.35%
               Next $100 Million ..........................   0.30%
               Over $350 Million ..........................   0.25%

     During the fiscal year ended December 31, 2003, AFIMS would have paid Putnam and Jennison $1,108,659 and $943,435, respectively, assuming that each sub-adviser managed 50% of the Fund's net assets for the period January 1, 2003 through December 31, 2003, for their sub-advisory services. If the fee schedule with respect to the New Sub-Adviser Agreement had been in effect during the last fiscal year, GEAM and Jennison would have received $915,405 and $943,435, respectively, representing a total decrease of $193,254, or 9.42%, from the fees paid by AFIMS to Putnam and Jennison. For the period January 1, 2003 through April 17, 2003, AFIMS paid Putnam $391,945 for its sub-advisory services. For the period April 18, 2003 through December 31, 2003, AFIMS paid Putnam and Jennison, which became a Sub-Adviser of the Fund effective April 18, 2003, $879,849 and $749,286, respectively, for their sub-advisory services. Based on the Fund's net assets at January 1, 2004 of approximately $625,965,935, the annual sub-adviser fees paid by AFIMS would decrease from $2,327,898, to $2,110,757, a decrease of $217,141, or 9.33%. AFIMS has voluntarily agreed to reduce its management fee paid by the Fund by an amount that coincides with the benefit it receives from the lower sub-advisory fees it is required to pay GEAM under the New Sub-Adviser Agreement compared to the sub-advisory fees paid to Putnam under the Previous Sub-Adviser Agreement.

     For its services under the New Sub-Adviser Agreement, GEAM will be paid by AFIMS a fee computed daily and paid quarterly at an annual rate based on GEAM's portion of the average daily net assets of the Fund as set forth below. The Trustees believe the fee under the New Sub-Adviser Agreement provides an effective means of compensating GEAM for its investment advisory services.

              Sub-Advisory Fees under the New Sub-Adviser Agreement

                  Net Assets                             Fee Rate
                  ----------                             --------

                  First $25 Million ..................   0.60 %
                  Next $25 Million ...................   0.55 %
                  Next $25 Million ...................   0.45 %
                  Next $25 Million ...................   0.40 %
                  Over $100 Million ..................   0.245 %

     The New Sub-Adviser Agreement provides that, in return for its fees, GEAM, as Sub-Adviser, will manage the investment and reinvestment of assets of the Fund subject to the control and supervision of the Board of Trustees and in accordance with the investment objective and policies of the Fund as set forth in the Trust's current registration statement and any other policies established by the Board of Trustees or AFIMS. In this regard, it is the responsibility of GEAM to make investment decisions for the Fund and to place the Fund's purchase and sale orders for investment securities. The New Sub-Adviser Agreement states that GEAM will provide at its expense all necessary investment, management and administrative facilities needed to carry out its duties under the New Sub-Adviser Agreement, but excluding brokerage expenses and pricing and bookkeeping services.

     The New Sub-Adviser Agreement will remain in full force and effect through May 30, 2005 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved annually by the Board of Trustees, or by vote of the holders of a majority of the Fund's outstanding voting securities, and by the vote of a majority of the Trustees who are not "interested persons" of the Trust, AFIMS, the Sub-Advisers, or any other sub-adviser to the Trust. The New Sub-Adviser Agreement may be terminated at any time, without payment of any penalty, by AFIMS, subject to the approval of the Trustees, by vote of the Trustees, by vote of a majority of the outstanding voting securities of the Fund, or by GEAM on 60 days' written notice. As required by the 1940 Act, the New Sub-Adviser Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment. It also will terminate in the event that the Management Agreement between the Trust and AFIMS shall have terminated for any reason.

     The New Sub-Adviser Agreement provides that, in the absence of (i) willful misfeasance, bad faith or gross negligence on the part of GEAM, or (ii) reckless disregard by GEAM of its obligations and duties under the New Sub-Adviser Agreement, GEAM shall not be liable to the Trust, AFIMS or to any shareholder of the Trust, for any error of judgment or mistake of law or for any loss in connection with the matters to which the New Sub-Adviser Agreement relates.

     In addition to approving the New Sub-Adviser Agreement, the Trustees also approved new principal investment strategies for the Fund to reflect GEAM's investment management style. The strategies available for use by Jennison are not expected to change as a result of GEAM's appointment. In managing its allocated portion of the Fund's assets, GEAM invests in 30 to 40 large- and medium-sized companies that GEAM believes have above-average growth histories and/or growth potential, while Jennison seeks common stocks of companies that it believes are poised to achieve and maintain superior earnings growth. The Fund's previous principal investment strategies, reflecting management of the Fund by Putnam and Jennison, were stated in the Fund's prospectus dated May 1, 2003. The strategies to be used by GEAM and Jennison, and the Fund's investment objective, which remains unchanged, are included in the Trust's current prospectus dated May 1, 2004. The new principal investment strategies also are set forth below.

Principal Investment Strategies of the Fund

     To achieve its objective, the Fund takes a multi-manager approach whereby two Sub-Advisers independently manage their own portions of the Fund's assets. The portion of the Fund managed by GEAM invests primarily in 30 to 40 large- and medium-sized companies that GEAM believes have above-average growth histories and/or growth potential. GEAM selects common stocks from a number of industries based on its views of the merits of individual companies. GEAM seeks to identify stocks of companies with characteristics such as above-average annual growth rates, financial strength and leadership in their respective industries. Jennison looks for common stocks of predominantly mid- to large-sized companies that it believes are poised to achieve and maintain superior earnings growth. Both Sub-Advisers use a fundamental bottom-up approach to selecting stocks for the Fund. Each of the Sub-Advisers manages approximately one-half of the Fund's assets. At any point, however, the Manager may change the allocation of the Fund's assets between the two Sub-Advisers on a basis determined by the Manager to be in the best interest of shareholders. This means that the portion of assets managed by one Sub-Adviser could be significantly larger than that managed by the other and that the difference between such proportions could change from time to time.

     At least 80% of the Fund's net assets normally will consist of common stocks. The Fund also may purchase convertible bonds and preferred stocks and warrants. The Fund normally invests substantially all of its investments in equity securities, although it may invest up to 20% in debt securities including up to 15% in "junk bonds". The Fund may invest up to 25% of its assets in foreign securities (not including its investments in ADRs).

                                OTHER INFORMATION

     The shares of the Fund may be purchased only by separate accounts ("Separate Accounts") established by Allmerica Financial Life Insurance and Annuity Company ("Allmerica Financial Life") or First Allmerica Financial Life Insurance Company ("First Allmerica") for the purpose of funding variable annuity contracts and variable life insurance policies issued by Allmerica Financial Life or First Allmerica and by qualified pension and retirement plans. Both Allmerica Financial Life and First Allmerica are wholly-owned subsidiaries of Allmerica Financial Corporation ("AFC"), a publicly-traded Delaware holding company for a group of affiliated companies. On April 30, 2004, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Fund.

Annual Report

     The Trust will furnish, without charge, a copy of the most recent Annual Report to the Shareholders of the Fund. Requests should be directed to the Trust at 440 Lincoln Street, Worcester, Massachusetts 01653 or by calling 1-800-533-7881.

Broker Commissions

     During the fiscal year ended December 31, 2003, a total of $980.00 of commissions was paid by the Fund to Wachovia Capital Markets LLC, an affiliated broker-dealer of Prudential Investments LLC, an affiliate of Jennison. Such amount represents .08% of the Fund's aggregate brokerage commissions paid in fiscal year 2003.

Distributor, Administrator

     VeraVest Investments, Inc. ("VII"), a wholly-owned subsidiary of AFC, serves as the Distributor for the Trust. VII, AFIMS and AFC are located at 440 Lincoln Street, Worcester, MA 01653. Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, serves as the Trust's administrator, fund accountant and custodian.

May 31, 2004

                                                                        Appendix

                             SUB-ADVISORY AGREEMENT

SUB-ADVISORY AGREEMENT executed as of April 30, 2004, between Allmerica Financial Investment Management Services, Inc. (the "Manager") and GE Asset Management Incorporated (the "Sub-Adviser") (the "Agreement").

WITNESSETH:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1. SERVICES TO BE RENDERED BY SUB-ADVISER TO THE TRUST

   (a) Subject always to the control, supervision and direction of the Trustees of Allmerica Investment Trust (the "Trust" or "AIT"), a Massachusetts business trust, and any written guidelines adopted by the Trustees or the Manager, the Sub-Adviser, at its expense, will furnish continuously an investment program for the Select Growth Fund (the "Fund") and such other series of shares as the Trust, the Manager and the Sub-Adviser may from time to time agree on (together, the "Funds"). The Sub-Adviser acknowledges the Fund may have one or more other sub-advisers and that the Manager shall from time to time determine the portion of the Fund's assets to be managed by the Sub-Adviser (the "Sub-Adviser's Portion"), provided that the Manager provides reasonable advance written notice of any change to the Sub-Adviser's Portion of the Fund. The Sub-Adviser will make investment decisions on behalf of the Sub-Adviser's Portion and will determine from time to time what investments will be purchased, retained or sold for the Sub-Adviser's Portion of the Fund and shall place all orders for the purchase and sale of portfolio securities relating thereto. The Sub-Adviser shall not consult with any AIT Sub-Adviser (other than an affiliated person of the Sub-Adviser), concerning transactions for the Fund in securities or other assets. To the extent that multiple AIT Sub-Advisers serve as investment advisers of the Fund, the Sub-Adviser shall be responsible for providing investment advice to the Fund only with respect to the Sub-Adviser's Portion of the Fund's portfolio. In the performance of its duties, the Sub-Adviser will comply with the provisions of this Agreement and Declaration of Trust and Bylaws of the Trust and the objectives and policies of the Fund, as set forth in the Trust's currently effective registration statement under the 1940 Act, and any amendments or supplements thereto ("Registration Statement") as filed with the Securities and Exchange Commission ("SEC") and any applicable federal and state laws. The Sub-Adviser will comply with other policies which the Trustees of the Trust (the "Trustees") or the Manager, as the case may be, may from time to time determine and which are furnished in writing to the Sub-Adviser including, if requested by the Manager, managing the Sub-Adviser's Portion as if it were a separate investment company for the purposes of determining compliance with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust and the objectives and policies of the Fund, as set forth in the currently effective Registration Statement of the Trust filed with the SEC and any applicable federal and state laws, and other policies which the Trustees of the Trust or the Manager may furnish in writing to the Sub-Adviser. The Sub-Adviser shall make its officers and employees available to the Manager from time to time at reasonable times to review investment policies of the Fund and to consult with the Manager regarding the investment affairs of the Fund. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed to be an agent of the Trust.

     (b) The Sub-Adviser, at its expense, will furnish (i) all investment and management facilities, including salaries of personnel necessary for it to perform the duties set forth in this Agreement, and (ii) administrative facilities, including clerical personnel and equipment necessary for the conduct of the investment affairs of the Fund (excluding brokerage expenses and pricing and bookkeeping services).

     (c) The Sub-Adviser shall place all orders for the purchase and sale of portfolio investments for the Sub-Adviser's Portion with issuers, brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser always shall seek best execution (except to the extent permitted by the next sentence hereof), which is to place portfolio transactions where the Fund can obtain the most favorable combination of price and execution services in particular transactions or provided on a continuing basis by a broker or dealer, and to deal directly with a principal market maker in connection with over-the-counter transactions, except when it is believed that best execution is obtainable elsewhere. Subject to such policies as the Trustees may determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker or dealer that provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such excess amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser and its affiliates with respect to the Trust and with respect to other clients of the Sub-Adviser as to which the Sub-Adviser or any affiliate of the Sub-Adviser exercises investment discretion. Subject to the Sub-Adviser's obligations to seek best execution, the Manager agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Fund with any broker-dealer, which is deemed to be an affiliate of the Manager, the Sub-Adviser or with any other entity that serves as investment adviser or sub-adviser to the Fund, or which is otherwise affiliated with the Fund in accordance with the 1940 Act (the "Affiliated Broker-Dealers") so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Adviser's Form ADV Registration Statement on file with the Securities and Exchange Commission ("Form ADV")) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934 (the "1934 Act") and any other applicable laws and regulations. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to the Manager or the Trust.

     (d) The Manager further authorizes the Sub-Adviser and the Affiliated Broker-Dealers to execute agency cross transactions (the "Cross Transactions") on behalf of the Fund. Cross

        Transactions are transactions, which may be effected by the Affiliated Broker-Dealers acting for both the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Trust and its clients generally. The Manager and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities. The Manager may revoke, at any time, its authorization on behalf of the Fund for the Sub-Adviser to execute cross transactions by written notice to the Sub-Adviser.

   (e) The Manager's administrator will provide daily capstock information with respect to the Fund in a form reasonably satisfactory to the parties hereto.

2. OTHER AGREEMENTS

        It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Sub-Adviser, and in any person controlled by or under common control with the Sub-Adviser, and that the Sub-Adviser and any person controlled by or under common control with the Sub-Adviser may have an interest in the Trust.

3. SERVICES NOT EXCLUSIVE

        It is understood that the Sub-Adviser and persons controlled by or under common control with the Sub-Adviser have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

4. COMPENSATION TO BE PAID BY THE MANAGER TO THE SUB-ADVISER

        The Manager will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered a fee, determined as described in Schedule A which is attached hereto and made a part hereof. Such fee shall be paid by the Manager and not by the Trust.

5. EXPENSES

        During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any other expenses incurred by the Trust or the Manager.

6.   AMENDMENTS OF THIS AGREEMENT

          This Agreement (including Schedule A attached hereto) shall not be amended as to any Fund unless such amendment is approved at a meeting by the affirmative vote of a majority of the outstanding voting securities of the Fund, if such approval is required under the Investment Company Act of 1940, as amended (" 1940 Act"), and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Sub-Adviser.

7.   EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT

          This Agreement shall be effective as of the date executed, and shall remain in full force and effect as to the Sub-Adviser's Portion of the Fund continuously thereafter, until terminated as provided below:

     (a) Unless terminated as herein provided, this Agreement shall remain in full force and effect through May 30, 2005 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as such continuance is specifically approved at least annually (i) by the Trustees or by the affirmative vote of a majority of the outstanding voting securities of the Fund, and (ii) by a vote of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of any Sub-Adviser, by vote cast in person at a meeting called for the purpose of voting on such approval; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     (b) This Agreement may be terminated as to the Sub-Adviser's Portion of the Fund without the payment of any penalty by the Manager, subject to the approval of the Trustees, by vote of the Trustees, or by vote of a majority of the outstanding voting securities of such Fund at any annual or special meeting or by the Sub-Adviser, in each case on sixty days' written notice.

     (c) This Agreement shall terminate automatically, without the payment of any penalty, in the event of its assignment or in the event that the Management Agreement with the Manager shall have terminated for any reason.

8.   CERTAIN DEFINITIONS

          For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding voting securities" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

     For the purposes of this Agreement, the terms "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and rules and regulations thereunder, subject, however, to such exemptions as may be granted by the SEC under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the 1934 Act and the rules and regulations thereunder.

     For purposes of this Agreement, "AIT Sub-Adviser" means an investment adviser, as defined in Section 2(a)(20)(B) of the 1940 Act, for a series of the Trust other than the Manager.

9. NON-LIABILITY OF SUB-ADVISER

     (a) The Sub-Adviser, its officers and directors, and any person who controls the Sub-Adviser within the meaning of Section 15 of the Securities Act of 1933, as amended, shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or its shareholders or by the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     (b) In no event will the Sub-Adviser have any responsibility or liability for any other series of the Trust, for any portion of the Trust not managed by the Sub-Adviser or for the acts or omissions of any other current, prior or interim adviser or sub-adviser to the Trust.

          In particular, in the event the Sub-Adviser shall manage only a portion of the Trust's investments, the Sub-Adviser shall have no responsibility for the Trust's being in violation of any applicable law or regulation or investment policy or restriction applicable to the Trust as a whole or for the Trust's failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the segment of the Trust managed by the Sub-Adviser are such that such segment would not be in such violation or fail to so qualify if such segment were deemed a separate series of the Trust or a separate "regulated investment company" under the Code.

     (c) In no event will the Sub-Adviser have any responsibility or liability for any investment transactions recommended or effected before the effective date of this Agreement, or for any violations or alleged violations of applicable law and regulation or investment policy or restriction applicable to the Trust to the extent caused by the Manager's failure to provide timely written information as set forth in Section 13 below or to the extent caused by an Affiliated Broker-Dealer's failure to comply with the requirements of Section 11(a)(1)(H) of the 1934 Act.

     Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

10. LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS

     A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed by the Trustees as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the appropriate Fund.

11. REPRESENTATIONS OF THE MANAGER AND SUB-ADVISER

     The Manager and Sub-Adviser each represent, warrant and agree that each of them: (i) are registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) are not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) have met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) have the authority to enter into and perform the services contemplated by this Agreement and the execution, delivery and performance by the Manager and Sub-Adviser of this Agreement does not contravene or constitute a default under any agreement binding upon either party; (v) have the authority to enter into this Agreement and the Manager has the authority to appoint the Sub-Adviser as an investment sub-adviser to perform the services contemplated by this Agreement; (vi) will promptly notify the other party of the occurrence of any event that would disqualify either party from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

12. FURTHER DUTIES

     (a) The Manager agrees to provide to the Sub-Adviser copies of the Trust's Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Trustees and the Manager, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any investments that are restricted or prohibited by the Fund, including those issued by entities that are affiliated persons as defined in the 1940 Act, and any broker-dealers, which are affiliated with the Manager (in addition to the Manager itself), or with any entity other than the Sub-Adviser that serves as investment adviser, sub-adviser or principal underwriter to the Fund.

     (b) The Manager and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express consent of the other, which consent will be promptly provided and not unreasonably withheld. Any offering, marketing or promotional material submitted for approval will be deemed to be "consented to" if a response is not received within 15 days of receipt of the material by a party.

13. GOVERNING LAW

      This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of Massachusetts, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.

14. NOTICES

      Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or the Manager upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which providers evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to the Manager will be sent to the attention of Counsel, 440 Lincoln Street, Worcester, Massachusetts 01653. All notices provided to the Sub-Adviser will be sent to the attention of Matt Simpson, Senior Vice-President, General Counsel - Asset Management Services, GE Asset Management Incorporated. 3001 Summer Street P.O. Box 120031 Stamford, CT 06912. Facsimile: 203-708-3107.

IN WITNESS WHEREOF, Allmerica Financial Investment Management Services, Inc. has caused this instrument to be signed in duplicate on its behalf by its duly authorized representative and GE Asset Management Incorporated has caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

                        Allmerica Financial Investment Management Services, Inc.

                        By:     /s/ John P. Kavanaugh
                                ------------------------------------------------

                        Title:  President
                                ------------------------------------------------


                        GE Asset Management Incorporated

                        By:     /s/ Michael Cosgrove
                                ------------------------------------------------

                        Title:  Chief Commercial Officer
                                ------------------------------------------------


Accepted and Agreed to as of the day and year first above written:

Allmerica Investment Trust

By:    /s/ Donald P. Wayman
       ---------------------------


Title: Vice President
       ---------------------------

                                   SCHEDULE A

     The Manager will pay to the Sub-Adviser as full compensation for the Sub-Adviser's services rendered, a fee computed daily and paid quarterly at an annual rate based on the Sub-Adviser's Portion of the average daily net assets of the Fund as described below:

                     Net Assets                Fee Rate
                     ----------                ---------

                 First $25 Million               0.60%
                 Next  $25 Million               0.55%
                 Next  $25 Million               0.45%
                 Next  $25 Million               0.40%
                 Over  $100 Million             0.245%

     The average daily net assets of the Fund shall be determined by taking an average of all of the determinations of net assets during each month at the close of business on each business day during such month while this Agreement is in effect.

     The fee for each quarter shall be payable within ten (10) business days after the end of the quarter.

     If the Sub-Adviser shall serve for any period less than a full month, the foregoing compensation shall be prorated according to the proportion which such period bears to a full month.

                                  June 1, 2004

Dear Contract/Policy Owner:

       GE Asset Management Incorporated ("GEAM") has been hired effective April 30, 2004 as a sub-adviser (a "Sub-Adviser") of the Select Growth Fund (the "Fund") of Allmerica Investment Trust (the "Trust") to serve along with Jennison Associates LLC ("Jennison"). Prior to the appointment of GEAM as a Sub-Adviser of the Fund, Jennison and Putnam Investment Management, LLC served as co-Sub-Advisers of the Fund. GEAM, a wholly-owned subsidiary of General Electric Company, had approximately $185 billion of assets under management as of March 31, 2004. Presently, each of GEAM and Jennison manage approximately one-half of the Fund's assets. The investment advisory fees charged by the Trust's investment manager, Allmerica Financial Investment Management Services, Inc., to the Fund will not increase as a result of this change.

       Please take a few minutes to read the attached Information Statement. It contains additional information about GEAM, the factors that were considered by management and the Trustees of the Fund in making the decision to hire GEAM, the terms of the new Sub-Adviser Agreement with GEAM and GEAM's investment strategy.

       This action will not require you to send a proxy and we are not asking for a proxy. As always, please feel free to contact your financial representative or us with any questions or comments you may have.

                                           Sincerely,

                                           /s/ John P. Kavanaugh
                                           John P. Kavanaugh
                                           President

Enclosure